STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

O'CONNOR FUND OF FUNDS: MASTERS

Pursuant to Title 12, Section 3810(b)
of the Delaware Statutory Trust Act

This Certificate of Amendment of O'Connor Fund of Funds: Masters (the "Trust") is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.           Name.  The name of the trust amended hereby is O'Connor Fund of Funds: Masters.

2.           Amendment.  The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to:  A&Q Masters Fund.

3.           Effective Date.  This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act on the 24th day of April, 2014.

/s/ Meyer Feldberg
Name:	Meyer Feldberg
Title:	Chairman and Trustee